SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 October 11, 2007
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


       475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
       ---------------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 OTHER EVENTS.

     On October 11, 2007, the holders of a majority of the outstanding shares of the Series C Convertible Preferred Stock ("Series C Stock") of American TonerServ Corp. (the "Company") approved the conversion of all of the Series C Stock into shares of the Company's Common Stock. The terms of the Series C Stock included a provision that the Series C Stock would automatically be converted into Common Stock upon the approval of the holders of a majority of the Series C Stock outstanding.

     As a result of the conversion of the Series C Stock, a total of 19,528,560 shares of Common Stock will be issued to the holders of the Series C Stock. After giving effect to this issuance, there are now 46,172,283 shares of the Company's Common Stock outstanding.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: October 17, 2007            By: /s/ Daniel J. Brinker
                                       Daniel J. Brinker, President